Reg. No. ________

______________________________________________________________________



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                              ______________

                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                         WPS Resources Corporation
          (Exact name of registrant as specified in its charter)

               Wisconsin                          39-1775292
     (State or other jurisdiction of           (I.R.S. Employer
      incorporation or organization)          Identification No.)

                          700 North Adams Street
                              P. O. Box 19001
                        Green Bay, Wisconsin  54307
                            (414) 433-1464
                     (Address, including zip code, and
                 telephone number, including area code, of registrant's principal executive offices)

     DANIEL A. BOLLOM, President,            MICHAEL S. NOLAN
      and Chief Executive Officer             Foley & Lardner
       WPS Resources Corporation         777 East Wisconsin Avenue
700 North Adams Street, P.O. Box 19001   Milwaukee, Wisconsin 53202
      Green Bay, Wisconsin 54307       Telephone Number:  414-289-3608
  Telephone Number:  414-433-1464
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)
                             _________________

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: At such time after the effective date of this registration statement, as the registrant shall determine in light of market conditions and other factors.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.
                                ___________

                      CALCULATION OF REGISTRATION FEE

Title of Each Class of                           Proposed Maximum      Proposed Maximum
   Securities to be           Amount to be      Offering Price Per    Aggregate Offering       Amount of
      Registered               Registered             Unit*                 Price           Registration Fee

Common Stock............    1,000,000 Shares        $29.250              $29,250,000             $10,086


*  Estimated solely for the purpose of computing the registration fee based on the average of the low and high prices as reported on the New York Stock Exchange Composite Transactions on August 18, 1995.

   The Prospectus contained in this Registration Statement is a combined Prospectus pursuant to Rule 429 and relates to
   Registration No. 33-47172.

                           PAGE  1  OF  17  PAGES
                                ---    ----

                                  PROSPECTUS

                               1,000,000 Shares


                          WPS RESOURCES CORPORATION


                            Stock Investment Plan
                          Common Stock, $1 Par Value



WPS Resources Corporation (the "Company") hereby offers an opportunity to purchase Common Stock, $1 par value ("Common Stock"), of the Company under the Company's Stock Investment Plan (the "Plan"). Participation in the Plan is open to (1) shareholders of record of the Company's Common Stock, (2) employees of the Company or one of its majority-owned subsidiaries who receive compensation (other than a pension, retirement allowance, retainer or fee under contract) for services rendered to the Company (collectively, the "Participants") and (3) members of the general public who desire to become Participants. Participants holding stock in the Company may use their quarterly Common Stock dividends to purchase Common Stock. In addition, all Participants have the option of making supplemental cash payments of not less than $25 per payment subject to a maximum of $100,000 per calendar year to purchase additional shares of the Company's Common Stock and to have the dividends on such stock reinvested under the Plan. See "Description of Plan."

The price of each share of the Company's Common Stock purchased under the Plan will be 100% of market value, determined as provided in the Plan. Participants do not pay any brokerage fee or commission when they purchase shares under the Plan. The Company bears the cost of administering the Plan.

To the extent required by applicable law in certain states, shares of Common Stock offered under the Plan to certain persons in those states are offered only through Firstar Trust Company, Milwaukee, Wisconsin, or a registered broker/dealer in such states.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.




The date of this Prospectus is August 22, 1995.

                           AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and officers, their remuneration, their security holdings, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company, is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission at Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005; and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                              _______________

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-11337) are incorporated by reference into this Prospectus and shall be deemed to be a part hereof:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

     (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

     All documents filed by the Company pursuant to Section 13(a), 13(c),14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Robert H. Knuth, Secretary, WPS Resources Corporation, 700 North Adams Street, P.O. Box 19001, Green Bay, Wisconsin 54307, telephone number (414) 433-1445.


                                 THE COMPANY

     The Company is a holding company whose primary subsidiary, Wisconsin Public Service Corporation ("WPSC"), is engaged in the production, transmission, distribution and sale of electricity and in the purchase, distribution and sale of gas in northeastern Wisconsin and an adjacent part of upper Michigan. WPSC was incorporated under the laws of the State of Wisconsin in 1883. Its executive offices are at 700 North Adams Street, Green Bay, Wisconsin 54307. Its telephone number is (414) 433-1598.


                               USE OF PROCEEDS

     Since purchases of Common Stock under the Plan may be satisfied by any of (i) the purchase of new shares of Common Stock issued by the Company, (ii) the purchase of shares of Common Stock held in the Company's treasury, or (iii) the purchase of shares of Common Stock in the open market, the number of shares of Common Stock, if any, that the Company ultimately will sell under the Company's Stock Investment Plan is not known. If newly issued or treasury shares of Common Stock are purchased under the Plan, the proceeds from such sales will be used for general corporate purposes, including, without limitation, the redemption, repayment or retirement of outstanding indebtedness of the Company or the advance or contribution of funds to one or more of the Company's subsidiaries to be used for their general corporate purposes, including, without limitation, the redemption, repayment or retirement of indebtedness or preferred stock of one or more of such subsidiaries. The Company will not receive any proceeds when shares of Common Stock are purchased under the Plan in the open market.


         PURPOSES, ADVANTAGES AND DISADVANTAGES OF PLAN - ELIGIBILITY

 1.  WHAT ARE THE PURPOSES OF THE PLAN?

     The purposes of the Plan are twofold. First it provides Company shareholders, employees of the Company and its subsidiaries and potential investors in the Company with a convenient and economical method of investing cash dividends and/or optional cash payments in shares of the Company's Common Stock. Second, the Plan provides the Company with the ability to sell its authorized but unissued shares of Common Stock (or treasury shares if any) to Plan Participants which will provide additional equity funds to the Company for its general corporate purposes.

 2.  WHAT ARE ADVANTAGES OF THE PLAN?

     The advantages of the Plan include the following:

     a. Participants and initial investors do not pay brokerage commissions, fees or service charges in connection with purchases of shares under the Plan or for participating in the Plan.

     b. Shares purchased under the Plan are held in the name of Firstar Trust Company, which is acting as custodian for shares acquired pursuant to the Plan (the "custodian") or any successor custodian, or a nominee for the custodian or the Participants under the Plan, and credited to a separate account for each Participant. This relieves Participants of responsibility for the safekeeping of multiple certificates for shares purchased and protects Participants against loss, theft or destruction of stock certificates.

     c. A statement of the Participant's Plan account is furnished after each transaction (i.e., purchase, sale, withdrawal or transfer of shares), thereby providing a simplified method of recordkeeping.

     d. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to a Participant's account. Participants are credited with dividends on full and fractional shares held under the Plan.

 3.  ARE THERE DISADVANTAGES IN INVESTING UNDER THE PLAN?

     Disadvantages of the Plan include the following:

     a. A Participant or initial investor has no control over the price, and, in the case of Common Stock of the Company purchased or sold in the open market, the time, at which such shares are purchased or sold for his or her account. Participants bear the market risk associated with fluctuations in the price of the Company's Common Stock pending the execution of a purchase or sale of shares for the Participant's account.

     b. No interest will be paid on funds held for a Participant pending investment under the Plan.

     c. Optional and initial cash investments must be received by the Company no later than the 18th day of any month to be invested during the Investment Period in that month (which normally commences on the 20th day of the month or as soon thereafter as practicable). Otherwise, the investment may be held by the Independent Agent for the Plan or in an escrowed account for Participants under the Plan and invested during the Investment Period in the immediately succeeding month. Optional and initial cash not invested in shares within 35 days after receipt will be promptly returned to Participants.

 4.  WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     Any person or entity, whether or not a record holder of the Company's Common Stock or a shareholder of the Company or of a subsidiary of the Company, is eligible to participate in the Plan, provided that (i) such person or entity fulfills the prerequisites for participation described under question 6 below and (ii) in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to the Company, the Plan or such person.

   If a person owns shares which are registered in someone else's name, such as in the name of a broker, nominee or trustee, and desires to participate in the Plan, such person may participate in the Plan with respect to such securities by either (i) transferring those shares of Common Stock which they wish to be subject to the Plan into his or her own name or (ii) requesting the broker, nominee or trustee to participate in the Plan on his or her behalf. The ability of a person to make optional investments under the Plan through a broker, nominee or trustee, however, may be limited depending upon the amount of optional investments made by the record holder for its own account or the account of other investors. Optional investments are limited to $100,000 per calendar year for each person directly participating in the Plan.


                           ADMINISTRATION AND AGENT

 5.  WHO ADMINISTERS THE PLAN?

     The Company will administer the Plan. Inquiries and other communications relating to the Plan should be mailed to the following address:

        WPS Resources Corporation
        Shareholder Services Department
        P.O. Box 19001
        Green Bay, Wisconsin 54307-9001

     Persons who wish to communicate by telephone with the Company concerning the Plan may do so by calling one of the following shareholder information numbers:

Local Calls (Green Bay Area)                        (414) 433-1050
Outside Green Bay Area (toll-free)                  1-800-236-1551

     An independent securities broker-dealer registered under the Securities Exchange Act of 1934 (the "Independent Agent") that is an "agent" independent of the issuer, as that term is defined in the rules of the Commission under the Exchange Act, will purchase shares of Common Stock as the agent for the Participants in the Plan. Cash dividends and optional cash payments which are to be invested under the Plan will be paid or delivered by the Company to an escrowed account maintained with a bank or as directed by the Independent Agent, promptly following receipt thereof by the Company and on or following the next Investment Period applied by the Independent Agent to the purchase of Common Stock of the Company.

     Neither the Company nor its employees or agents, however, will provide investment advice respecting participation in the Plan.


                  PROCEDURE FOR JOINING - AUTHORIZATION FORM

 6.  HOW AND WHEN MAY AN ELIGIBLE PERSON JOIN THE PLAN?

     Any person may join the Plan at any time by signing and completing an Authorization Form. Authorization Forms will be provided at any time upon request to the Company in writing or by telephone.

     If a shareholder authorizes the reinvestment of dividends, dividends will be reinvested beginning with the first dividend paid after the next record date for Common Stock following receipt of the Authorization Form. Common Stock record dates are normally the last business day of February, May, August and November.

     An optional cash payment received on or before the 18th day of any month with or after receipt of an Authorization Form will be invested under the Plan during the next Investment Period following receipt of the payment. Investment Periods normally commence on the 20th day of each month and continue until such date as soon as practicable thereafter that the Independent Agent is able to complete all purchases of Common Stock required to be made under the Plan for such month. An optional cash payment received after the 18th day of any month will generally be invested during the Investment Period in the next succeeding month.

     A person will become a Participant after a properly completed Authorization Form together with an initial investment of not less than $100 has been received and accepted by the Company.

 7.  WHAT DOES THE AUTHORIZATION FORM PROVIDE?

     The Authorization Form authorizes the Company to enroll a person in the Plan, to apply the initial investment, if any, dividends or optional cash payments, if any, to be reinvested in accordance with the Plan and to hold shares of Common Stock for that person pursuant to the Plan; and, authorizes the Independent Agent to purchase shares of Common Stock for that person pursuant to the Plan. The person furnishing the Authorization Form must indicate how he or she wishes to participate in the Plan. The following options are available:

     a.  Full Dividend Reinvestment and Optional Cash Payments.
Dividends are reinvested on all shares of stock registered in a Participant's name and on all shares which are subsequently acquired. Dividends on all shares held in the Participant's Plan account are also reinvested and the Participant is eligible to, but need not, make optional cash payments (see the answer to Question 9).

     b. Partial Dividend Reinvestment and Optional Cash Payments. Cash dividends continue to be remitted to the Participant on the number of shares specified by the Participant on the Authorization Form. Dividends on all other shares, whether held in the Participant's Plan account or registered in his or her name, are reinvested. The Participant is eligible to, but need not, make optional cash payments.

     c. Optional Cash Payments Only. Cash dividends continue to be remitted to the Participant on shares registered in his or her name and on shares held in the Participant's Plan account. Any optional cash payments received will be used to purchase additional shares of Common Stock under the Plan.

     As described above, any eligible person who has submitted a signed Authorization Form may make optional cash payments regardless of which box is checked on the Form.

     A Participant who wishes to change his chosen method of participation in the Plan must file a new Authorization Form with the Company.

     The amount of dividends reinvested will be reduced by any amount
     ----------------------------------------------------------------
which is required to be withheld under any applicable tax or other
- ------------------------------------------------------------------
statute.
- -------

 8. HOW DO PERSONS BECOME PARTICIPANTS UNDER THE PLAN IF THEY ARE NOT COMPANY SHAREHOLDERS OR EMPLOYEES OF THE COMPANY OR ITS
     SUBSIDIARIES?

     Eligible investors who are not registered or record holders of the Company's Common Stock must include a minimum initial cash investment of at least $100 in United States dollars with their completed Authorization Forms. Such investments may be made by personal check or money order payable to WPS Resources Corporation Stock Investment Plan. Do not send cash. An initial cash investment may not exceed $100,000. No interest will be paid on funds held under
                          --------------------------------------------
the Plan pending investment.  Accordingly, interested investors should
- --------------------------- transmit funds so as to reach the Company on or immediately preceding the 18th day of a month. An investor may stop the investment of an initial payment (and receive a refund of such amount) by notifying the Company in writing, provided that the written communication is received by the Company not later than the 18th day of the month in which such initial cash investment is made if such payment is made prior to the 18th day of such month or not later than the 18th day of the immediately following month if such payment is made on or after the 18th day of the month. No refund of a check or money order will be made until the funds from such instruments have been collected by the Company.

 9.  HOW ARE OPTIONAL CASH PAYMENTS MADE?

     All Participants
     ----------------

     An optional cash payment may be made by anyone who has joined the Plan, by mailing or delivering to the Company a check or a money order payable to the Company. A remittance form should accompany each payment; however, the first optional cash payment may be forwarded without the remittance form. No interest will be paid on optional cash payments. Therefore, it is recommended that optional cash payments be made in such a manner so as to reach the Company within a few days prior to the 18th day of any month.

     The same amount of money need not be sent in each payment and there is no obligation to make optional cash payments on a regular basis. An optional cash payment must not be less than $25. Optional cash payments, including the initial cash investment, by a Participant to be invested in any calendar year may not exceed $100,000. Payments of less than $25, and all amounts in excess of the $100,000 cumulative annual limitation, will be returned to the Participant.

     A Participant may stop the investment of an optional cash payment (and receive a refund of such amount) without withdrawing from the Plan by notifying the Company in writing, provided that the written communication is received by the Company not later than the 18th day of any month. No refund of an optional cash payment will be made until such funds have actually been collected by the Company.

     Optional cash payments must be in United States dollars.

     Employee Participants
     ---------------------

     Employees may also participate in the Plan by means of payroll withholding. Payroll withholding may be started by submitting a signed payroll withholding form and Authorization Form to Shareholder Services.

     Payroll withholding forms will be processed promptly so that the payroll deduction will begin as soon as possible. The Company will withhold the amount authorized from the employee's paycheck(s). The monthly amount must not be less than $25. All amounts withheld from an employee's paycheck(s) will be invested during the next Investment Period. No interest will be paid on funds pending investment.

     An employee may change or discontinue payroll withholding by submitting a new signed payroll withholding form indicating the change desired. A new withholding form will not affect the authorization to invest amounts previously withheld.


           SOURCE OF SHARES - PURCHASE PRICES - INVESTMENT PERIODS

10.  WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

     Shares of Common Stock purchased under the Plan will be either newly issued shares or shares held in the treasury of the Company or, at the Company's option, can be shares purchased in the open market by the Independent Agent selected by the Company. The primary consideration in determining the source of shares of Common Stock to be used for purchases under the Plan is expected to be the Company's desire or need to increase equity capital. If the Company does not desire or need to raise equity funds externally, shares of Common Stock purchased for Plan Participants will be purchased in the open market by the Independent Agent. The Company will not change its determination regarding the shares (i.e., from the Company or in the open market) more than once in any calendar quarter. The Company will not exercise its right to change the source of purchases of shares of Common Stock absent a determination by the Company's Board of Directors or chief financial officer that the Company's need to raise additional capital has changed or that there is another valid reason for such change.

11.  WHAT IS THE PRICE OF SHARES UNDER THE PLAN?

     The price of shares issued by the Company (or treasury shares) for a Participant pursuant to the Plan will be the average of the high and low prices of the Company's Common Stock as reported as New York Stock Exchange Composite Transactions on the first day of the Investment Period with respect to which such shares are issued (or if the Company's Common Stock is not traded on such Exchange on such date, on the next day on which it is so traded).

    The price of Common Stock purchased on the open market with respect to an Investment Period will be the weighted average price of all shares purchased by the Independent Agent with respect to the Investment Period. Any fraction of a cent will be rounded to the nearer cent. The Company will pay all brokerage commissions and other fees in connection with the purchase of shares for the Plan. The prices determined as described above apply to purchases with reinvested dividends and with initial or optional cash payments.

12.  WHEN WILL FUNDS BE INVESTED UNDER THE PLAN?

     Funds received on or before the 18th day of the month will be invested during the Investment Period in such month. Funds received after the 18th day of a month will generally be invested during the Investment Period in the next succeeding month. The Independent Agent may begin making such open market purchases prior to the applicable Investment Period. The Independent Agent will use its best efforts to apply all initial and optional cash investments to such purchases of Common Stock within 35 days of receipt of such funds by the Company and will use its best efforts to invest all dividends to such purchases within 30 days of the dividend payment date, subject to any applicable requirements of federal securities laws relating to the timing and manner of purchases of Common Stock under the Plan. Any dividends not used within 30 days of their payment to buy shares of Common Stock of the Company shall be returned to Participants and any other funds not used within 35 days of their receipt to buy such shares shall be returned to the Participant from whom such funds were received.

13.  HOW MANY SHARES WILL BE PURCHASED FOR A PARTICIPANT DURING
     EACH INVESTMENT PERIOD?

     The number of shares, including fractional shares, purchased will depend on the amount of cash dividends and the amount of cash payments, if any, to be invested during the Investment Period and on the price of the shares determined as provided in the answer to Question 11.

     A Plan Participant may not direct the purchase of a specific number of shares for his or her Plan account.

14.  ARE ANY FEES OR EXPENSES INCURRED BY PARTICIPANTS?

     There are no brokerage commissions, fees or service charges for purchases of shares under the Plan or for participating in the Plan. Certain charges may be incurred if a Participant requests that his or her shares be sold through the Plan. (See the answers to Questions 15 and 16.)

15.  CAN A PARTICIPANT WITHDRAW OR SELL SHARES IN HIS OR HER PLAN
     ACCOUNT WITHOUT TERMINATING PARTICIPATION IN THE PLAN?

     A Participant may at any time direct the Company to issue certificates or sell any number of whole shares held in his or her Plan account by furnishing a written request to the Company as follows:

     To receive certificates for shares:
     ----------------------------------

     The written request must indicate the number of whole shares to be certificated from the Participant's Plan Account. The request must be signed by all registered owners. The signatures need not be guaranteed.

     The certificates for shares withdrawn will be registered in the Participant's name exactly as shown on the account registration. The certificates can, upon request, be registered otherwise. Any such request must be signed by the Participants and their signatures guaranteed by an entity participating in the Securities Transfer Agents Medallion Program.

     Certificates for shares withdrawn will be issued to the Participant without charge. Certificates for fractions of shares will not be issued under any circumstances.

     If you participate in the Plan under the Full Dividend Reinvestment option, dividends on any shares you withdraw from the Plan in certificated form will continue to be reinvested. If you participate in the Plan under the Partial Dividend Reinvestment option, you will continue to have dividends remitted on the number of shares indicated on your Authorization Form. If you participate in the Plan under the Optional Cash Payment Only option, dividends on the shares you withdraw from the Plan in certificated form will be paid to you in cash.

     To sell shares:
     --------------

     The written request must indicate the number of whole shares to be sold from the Participant's Plan account and must bear the signature(s) of the Participant(s).

     Any shares requested to be sold by a Participant may at the option of the Independent Agent be purchased on behalf of the Plan with any available funds being invested under the Plan. If purchased with Plan funds, the purchase price will be the average of the high and low prices of the Company's Common Stock as reported as New York Stock Exchange-Composite Transactions on the date the request for such sale is received by the Company (or, if the Company's Common Stock is not traded on such Exchange on such date, on the next day on which it is so traded). The proceeds of such sales will be remitted to the selling Participants. No brokerage commissions will be paid by the selling Participants or by the Participants in the Plan in such cases. Officers and directors of the Company or its wholly-owned subsidiaries will not be permitted to sell shares in this manner.

     When there are insufficient funds to purchase shares requested to be sold by Participants, such shares will be sold on the open market. In such cases, the Company will accumulate sale requests from Participants and at least once every ten business days will submit a sale request to the Independent Agent on behalf of Participants. The proceeds of the sale, less brokerage commission, will be remitted to the Participant. Brokerage commissions will be calculated based on the average commission per share for the accumulated group sale at a rate negotiated by the Company with the Independent Agent.

16.  HOW AND WHEN MAY A PARTICIPANT TERMINATE PARTICIPATION IN THE
     PLAN?

     A Participant may terminate participation in the Plan at any time by notifying the Company in writing. The Participant's notification should include instructions as to whether the shares should be withdrawn from the Plan and issued in certificated form or sold through the Plan. Whole shares will be withdrawn in certificated form or sold as described in the answer to Question 15.

     When an account is terminated, a cash payment is made for any fractional shares remaining in the account. A fractional share will not be issued in certificated form. The cash payment for any fractional share will be based on the average of the high and low prices of the Company's Common Stock reported as New York Stock Exchange-Composite Transactions on the last business day of the week in which the request is received (or, if the Company's Common Stock is not traded on such Exchange on such date, on the next day on which it is so traded).

     If a Participant's request to terminate Plan participation is received by the Company on or before the 10th day of any month, any cash dividend and any optional cash payments which would otherwise have been invested during the next Investment Period will be paid to the Participant. If a Participant's request to terminate Plan participation is received by the Company after the 10th day of any month, any cash dividend and any optional cash payments scheduled to be invested will be invested. All future dividends will be paid to the Participant.

     The Company may terminate your participation in the Plan after mailing a Notice of Intention to Terminate to you at the address as it appears on the Company records.

17.  WHEN MAY AN ELIGIBLE PERSON REJOIN THE PLAN?

     Generally, an eligible person may again become a Participant at any time. However, the Company reserves the right to reject any Authorization Form from a previous Participant on grounds of excessive joining and termination. Such reservation is intended to minimize administrative expenses and to encourage use of the Plan as a long-term investment service.


                 CERTIFICATES FOR SHARES - ACCOUNTS - REPORTS

18.  WILL CERTIFICATES BE DELIVERED TO PARTICIPANTS FOR SHARES
     PURCHASED?

     Certificates for shares purchased under the Plan will not automatically be delivered to Participants. The shares purchased for a Participant will be credited to the Participant's Plan account and shown on the Participant's statement of account. However, if a Participant wishes to obtain certificates for any number of whole shares credited to his or her account without withdrawing from the Plan, the Participant may do so in the manner described in the answer to Question 15.

19.  IN WHOSE NAME WILL ACCOUNTS BE MAINTAINED AND IN WHOSE NAME
     WILL CERTIFICATES BE REGISTERED WHEN ISSUED?

     A Participant's Plan account will be maintained in the name or names which appear on the Company's shareholder records.

     In the case of an employee who participates in the Plan only by making optional cash payments (including payroll withholding) the Plan account will be maintained in the employee's name as shown on payroll records.

     Certificates for shares, when issued to a Participant, will be registered in the name or names in which the account is maintained. Certificates may be issued in such other name(s) as the Participant may request as described in the answer to Question 15.

20.  MAY A PARTICIPANT TRANSFER SHARES OF COMMON STOCK OF THE
     COMPANY REGISTERED IN HIS OR HER NAME INTO A PLAN ACCOUNT FOR
     SAFEKEEPING?

     To provide for safekeeping, a Participant may transfer shares of Common Stock of the Company registered in his or her name into his or her Plan account. Certificates for such shares should be forwarded to WPS Resources Corporation, Shareholder Services, 700 North Adams Street, P. O. Box 19001, Green Bay, WI 54307, with a letter instructing the Company to transfer the shares to the Participant's Plan account. Such certificates should not be endorsed.

     It is recommended that any such certificates mailed to the Company be sent by registered mail and insured. The Company reserves the right to limit the number of shares which may be held for safekeeping and set minimum time periods for retention of such shares under the Plan. Additional shares deposited under the Plan may be sold or withdrawn as described under Question 15.

     The shares of Company Common Stock so deposited will be transferred to Firstar Trust Company as custodian for Participants and credited to the Participant's Plan account. Thereafter, such shares of

Common Stock will be treated in the same manner as shares of Common Stock purchased under the Plan and credited to such Participant's account. Cash dividends paid on shares of Common Stock credited to a Participant's account that were deposited into the Plan for safekeeping will be paid to the Participant or reinvested in shares of Common Stock in accordance with the Participant's reinvestment election designated on his or her Authorization Form.

21.  WHAT REPORTS AND OTHER INFORMATION WILL BE SENT TO
     PARTICIPANTS?

     Each Participant will receive a Plan statement of account following each transaction with respect to shares for his or her Plan account. A final statement with respect to each calendar year will be furnished on or before January 31 of the following year and will show (separately for shares purchased for the account of the Participant with reinvested dividends and with optional cash payments) the number of shares purchased during the calendar year, the number of shares purchased during each Investment Period and the purchase price of the shares purchased during each Investment Period. The statements provide a continuous record of transactions and should be retained for income tax purposes (see "Federal Income Tax Consequences"). Each Participant will also receive copies of any amendments to the Prospectus relating to the Plan and will receive the same communications as any other shareholder, including annual reports, quarterly reports, notices of annual meetings and proxy statements.


                              OTHER INFORMATION

22. WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND, DECLARES A STOCK SPLIT OR HAS A RIGHTS OFFERING?

     Any shares distributed by the Company as a stock dividend on shares (including fractional shares) credited to a Participant's account under the Plan, or upon any split of such shares, will be credited to the account. Stock dividends or splits distributed on all other shares held by the Participant and registered in the Participant's own name will be mailed directly to the Participant. In a rights offering, entitlement will be based upon the Participant's total holdings, including those credited to the Participant's account under the Plan. Rights applicable to shares credited to the Participant's account under the Plan will be sold by the Company or the Independent Agent and the proceeds will be credited to the Participant's account under the Plan and applied to the purchase of shares during the next Investment Period.

     Any Participant who wishes to exercise, transfer or sell the rights applicable to the shares credited to his or her account under the Plan must request, prior to the record date for the issuance of any such rights, that the whole shares credited to the account be transferred from the account and registered in his or her name.

23.  HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF
     SHAREHOLDERS?

     Plan shares will be voted in accordance with the proxy which will be furnished to the Participant. If a Participant desires to vote the shares credited to his or her Plan account in person at a meeting of shareholders, a proxy for such shares may be obtained upon written request received by the Company at or prior to the meeting. If a Participant does not direct the Company as to how shares credited to his or her Plan account are to be voted by returning a signed proxy card, such shares will not be voted.

24.  WHAT IS THE RESPONSIBILITY OF THE COMPANY UNDER THE PLAN?

     In administering the Plan, neither the Company, the Independent Agent nor any agent of either of them will be liable for any act done in good faith, or for any omission to act in good faith, including without limitation, any claim of liability arising out of failure to terminate the Participant's account upon such Participant's death prior to the receipt of notice in writing of such death.

     Participants should recognize that neither the Company nor the Independent Agent can assure them of a profit or protect them against a loss on shares purchased by them under the Plan.

25.  WHO INTERPRETS AND REGULATES THE PLAN?

     The Company reserves the right to interpret and regulate the Plan.

26.  MAY THE PLAN BE SUSPENDED, MODIFIED OR TERMINATED?

     The Company reserves the right to suspend, modify or terminate the Plan at any time. Any suspension, modification or termination of the Plan will be announced by the Company to all Participants. In the event of termination of the Plan by the Company, certificates for whole shares credited to a Participant's account under the Plan will be delivered to the Participant by the Company. A cash payment will be made for any fractional share based on the average of the high and low prices of the Company's Common Stock reported as New York Stock Exchange-Composite Transactions on the next day on which the Common Stock is traded on such Exchange following the date of termination of the Plan.


                       FEDERAL INCOME TAX CONSEQUENCES

     The following discussion sets forth the general federal income tax consequences of participating in the Plan; however, the discussion is not intended to be an exhaustive treatment of such tax consequences. Future legislative changes or changes in administrative or judicial interpretation, some or all of which may be retroactive, could significantly alter the tax treatment discussed herein. Accordingly and because tax consequences may differ among Participants in the Plan, each Participant should discuss specific tax questions regarding participation in the Plan with his or her own tax advisor.

     Participants in the Plan, in general, have the same federal income tax obligations with respect to their dividends as do shareholders who are not Participants in the Plan. When dividends are reinvested in shares of Common Stock, a Participant will be treated for federal income tax purposes as having received a taxable dividend equal to the cash dividend reinvested, to the extent the Company has earnings and profits. A Participant's share of brokerage fees paid by the Company, if any, will be an additional dividend to that Participant, to the extent the Company has earnings and profits.

     Shares of Common Stock purchased with reinvested dividends will have a tax basis equal to the amount paid therefor, increased by any brokerage fees treated as a dividend to the Participant. Shares will have a holding period beginning on the day following the "transaction date." The transaction date is the date all purchases are completed with respect to a particular Investment Period.

     Shares purchased with optional cash payments have a tax basis equal to the amount of such payments, increased by the amount of brokerage fees, if any, treated as a dividend to the Participant with respect to those shares. The holding period for such shares begins on the day following the transaction date.

     Participants should not be treated as receiving an additional taxable dividend based upon their pro rata share of the costs of administering the Plan which are paid by the Company. However, there can be no assurance that the Internal Revenue Service ("IRS") will agree with this position. The Company has no present plans to seek formal advice from the IRS on this issue.

     Participants do not recognize any taxable income when they receive certificates for whole shares credited to their accounts, either upon their requests for such certificates or upon withdrawal from or termination of the Plan. However, Participants recognize gain or loss when whole shares acquired under the Plan are sold or exchanged either through the Plan at the request of Participants or by Participants themselves after receipt of certificates for shares from the Plan. Participants also recognize gain or loss when they receive cash payments for fractional shares credited to their accounts, upon withdrawal from or termination of the Plan. The amount of gain or loss is the difference between the amount which the Participant receives for his or her shares or fractional shares and the tax basis thereof. Such gain or loss will generally be a capital gain or loss, long-term or short-term depending upon the Participant's holding period. Presently, net long-term capital gains of certain taxpayers are taxed at lower rates than other items of their taxable income.

     In the case of a participating foreign shareholder whose dividends are subject to United States income tax withholding or a domestic shareholder subject to backup tax withholding, the tax required to be withheld will be deducted from the amount of any cash dividend otherwise to be applied to the purchase of shares for his or her account under the Plan, and the amount of the dividend after such deduction will be so applied. Since any such withholding tax applies also to a dividend on shares credited to the Plan account, only the net dividend on such shares will be applied to the purchase of additional stock. The regular statements sent to such Participants will indicate the amount of tax withheld. Likewise, Participants selling shares or terminating from the Plan who are subject to backup or other withholding will receive only the net proceeds from such sale or termination as required by the Internal Revenue Code and IRS regulations. The Company cannot refund withholding amounts. Participants subject to withholding should contact their tax advisors or the IRS for additional information.


                         DESCRIPTION OF COMMON STOCK

     The following statements are based principally upon provisions in the Company's Restated Articles of Incorporation (the "Articles of Incorporation").

GENERAL

     The Articles of Incorporation authorize the Company to issue
100,000,000 shares of Common Stock (par value $1 per share). The outstanding Common Stock consists of 23,896,932 shares at June 30, 1995.

DIVIDEND AND LIQUIDATION RIGHTS

     All shares of Common Stock will participate equally with respect to dividends and rank equally upon liquidation subject to the rights of holders of any prior ranking stock which may be subsequently authorized and issued. In the event of liquidation, dissolution or winding up of the Company, the owners of Common Stock are entitled to receive pro rata the assets and funds of the Company remaining after satisfaction of all creditors of the Company and payment of all amounts to which owners of prior ranking stock, if any, then outstanding may be entitled.

VOTING RIGHTS

     Subject to Section 180.1150 of the Wisconsin Business Corporation Law (the "WBCL") (described under "Certain Statutory and Other
Provisions" below), every holder of Common Stock has one vote for each share.

     No shareholder has cumulative voting rights which means that the holders of shares entitled to exercise more than 50% of the voting power of shares entitled to vote, represented in person or by proxy at a meeting at which a quorum (a majority of the shares entitled to vote) is represented, are entitled to elect all of the directors to be elected. Under the Articles of Incorporation and By-Laws of the Company, the Board of Directors is divided into three classes of three directors each. One class is elected each year for a three-year term.

     Article 5 of the Company's Articles of Incorporation provides that, subject to the exception discussed below, a director may be removed only for cause by the affirmative vote of shareholders possessing a majority of the voting power of the then outstanding shares of voting stock. As defined in Article 5, "cause" exists only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or such director has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company in a matter which has a materially adverse effect on the business of the Company, and such adjudication is no longer subject to direct appeal. Article 5 also provides for the removal of a director by the shareholders without cause when such removal is recommended by the "Requisite Vote" of the directors and approved by the affirmative vote of shareholders possessing a majority of the voting power of the then outstanding shares of voting stock. The term "Requisite Vote" is defined as the affirmative vote of at least two-thirds of the directors then in office plus one director. Unless "cause" is established or removal is recommended by the Requisite Vote of the directors, a director may not be removed from office even if shareholders possessing a majority of the voting power favor such action. Additionally, pursuant to Article 5, vacancies on the Board of Directors, including those resulting from the removal of a director, may be filled for the unexpired portion of the director's term by the majority vote of the remaining members of the Board.

     Article 5 of the Articles of Incorporation provides that those sections of Article III of the By-Laws which set forth the general powers, number, qualifications and classification of directors may be amended, altered, changed or repealed only by the affirmative vote of shareholders possessing at least 75% of the voting power of the then outstanding shares of stock generally possessing voting rights in the election of directors, or by the Requisite Vote of the directors.
Article 5 of the Articles of Incorporation provides that Article 5 may itself be amended, altered, changed or repealed only by the affirmative vote of shareholders possessing at least 75% of the voting power of the then outstanding shares of stock generally possessing voting rights in the election of directors.

CERTAIN STATUTORY AND OTHER PROVISIONS

     Section 180.1150 of the WBCL provides that the voting power of shares of an "issuing public corporation," which includes the Company, which are held by any person holding in excess of 20% of the voting power in the election of directors of the issuing public corporation's shares shall be limited to 10% of the full voting power of such excess shares. This statutory voting restriction is not applicable to shares acquired directly from the Company, to shares acquired in a transaction incident to which shareholders of the Company vote to restore the full voting power of such shares (either before or after the acquisition of the shares) and under certain other circumstances.

     Except as may otherwise be provided by law, the requisite affirmative vote of shareholders for certain significant corporate actions, including a merger or share exchange with another corporation, sale of all or substantially all of the corporate property and assets, or voluntary liquidation of the Company, is a majority of all the votes entitled to be cast on the transaction by each voting group of outstanding shares entitled to vote thereon. Sections 180.1130 through 180.1134 of the WBCL provide generally that, in addition to the vote otherwise required by law or the articles of incorporation of an "issuing public corporation," certain business combinations not meeting certain adequacy-of-price standards specified in the statute must be approved by (a) the holders of at least 80% of the votes entitled to be cast and (b) two-thirds of the votes entitled to be cast by the corporation's outstanding voting shares owned by persons other than a "significant shareholder" who is a party to the transaction or an affiliate or associate thereof. Section 180.1130 defines "business combination" to include, subject to certain exceptions, a merger or share exchange of the issuing public corporation (or any subsidiary thereof) with, or the sale or other disposition of substantially all assets of the issuing public corporation to, any significant shareholder or affiliate thereof. "Significant shareholder" is defined generally to mean a person that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the issuing public corporation.

     Sections 180.1140 through 180.1145 of the WBCL provide that a "resident domestic corporation," such as the Company, may not engage in a "business combination" with an "interested stockholder" (e.g., a person beneficially owning 10% or more of the aggregate voting power of the stock of such corporation) within three years after the date (the "stock acquisition date") on which the interested stockholder acquired his or her 10% or greater interest, unless the business combination (or the acquisition of the 10% or greater interest) was approved before the stock acquisition date by the corporation's board of directors. If the interested stockholder fails to obtain such approval by the board of directors, then even after such three-year period, a business combination with the interested stockholder may be consummated only with the approval of the holders of a majority of the voting stock not beneficially owned by such interested stockholder, unless the combination satisfies certain adequacy-of-price standards intended to provide a fair price for shares held by non-interested shareholders.

     The above sections of the WBCL, the provisions of the Articles and the By-Laws of the Company providing for a classified Board of Directors, limiting the rights of shareholders to remove directors, and the ability to issue additional shares of Common Stock without further shareholder approval (except as required under rules of the New York Stock Exchange and the Chicago Stock Exchange), could have the effect, among others, of discouraging takeover proposals for the Company or impeding a business combination between the Company and a major shareholder of the Company.

     Section 196.795 of the Wisconsin Statutes states that no person may form a public utility holding company (i.e., hold or acquire 5% or more of the outstanding voting securities of a public utility with the unconditional power to vote such securities) without the approval of the Public Service Commission of Wisconsin.

PREEMPTIVE RIGHTS

     No holder of shares of any class of the Company's stock has any preemptive or subscription rights.

CONVERSION RIGHTS, REDEMPTION PROVISIONS, AND SINKING FUND PROVISIONS

     The Common Stock of the Company is not convertible, is not redeemable and has no sinking fund.

LIABILITY TO FURTHER CALLS OR TO ASSESSMENT

     The shares of Common Stock offered hereby, when issued and delivered by the Company and paid for as herein contemplated, will be fully-paid and non-assessable by the Company, except for certain statutory personal liability which may be imposed upon shareholders under Section 180.0622(2)(b) of the WBCL. The substantially identical predecessor to such statute has been judicially interpreted to mean that shareholders of a Wisconsin corporation are subject to personal liability, up to an amount equal to the consideration for which their shares were issued (instead of the aggregate par value in the case of shares with par value, as the statute states), for all debts owing to employees of the corporation for services performed for the corporation, but not exceeding six months service in any one case.

TRANSFER AGENTS AND REGISTRAR

     The transfer agent and registrar for the Company's Common Stock is Firstar Trust Company, P.O. Box 2077, Milwaukee, Wisconsin 53201.


                             PLAN OF DISTRIBUTION

     The Common Stock being offered hereby is offered pursuant to the Plan, the terms of which provide for the purchase of shares of Common Stock, either newly issued shares or shares held in the treasury of the Company, directly from the Company, or, at the Company's option, by an Independent Agent on the open market. As of the date of this Prospectus, shares of Common Stock purchased for Participants under the Plan are being purchased in the open market by an Independent Agent. The Plan provides that the Company may not change its determination regarding the source of purchases of shares under the Plan more than once in any calendar quarter. The primary consideration in determining the source of shares of Common Stock to be used for purchases under the Plan is expected to be the Company's desire or need to increase equity capital. If the Company does not desire or need to raise equity funds externally, shares of Common Stock purchased for Participants under the Plan will be purchased in the open market, subject to the aforementioned limitation on changing the source of shares of Common Stock.

     The Company will pay all administrative costs and expenses associated with the Plan. Participants will bear the cost of brokerage commissions, related service charges and any applicable taxes incurred on all sales of shares of Common Stock made in the open market. Such costs will be included as adjustments to sales and purchase prices. It is estimated at this time that such brokerage commissions and related service charges will not exceed five cents per share. Brokerage commissions and related service charges for shares of Common Stock purchased in the open market will be borne by the Company. Applicable taxes incurred on such purchases will be borne by the Participants. There will be no brokerage commissions or related service charges for shares of Common Stock purchased directly from the Company.


                                LEGAL OPINIONS

     Opinions as to validity of the shares of Common Stock of the Company being offered pursuant to this Prospectus has been rendered by Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin
53202, counsel for the Company.


                                   EXPERTS

     The audited financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.    Other Expenses of Issuance and Distribution.
            -------------------------------------------

     The following table itemizes the expenses incurred by the Company in connection with the offering of the shares of Common Stock being registered. All the amounts shown are estimates except the Securities and Exchange Commission registration fee and fees to regulatory commissions.




     Item                                                      Amount
     ----                                                      ------

Registration Fee - Securities and Exchange Commission. . . .  $10,086

Printing and Engraving Expenses. . . . . . . . . . . . . . .    5,000

Legal Fees and Expenses. . . . . . . . . . . . . . . . . . .   20,000

Accounting Fees and Expenses . . . . . . . . . . . . . . . .    5,000

Miscellaneous Expenses . . . . . . . . . . . . . . . . . . .      514
                                                               ------

    Total. . . . . . . . . . . . . . . . . . . . . . . . . .  $40,600


Item 15.    Indemnification of Directors and Officers.
            -----------------------------------------

     Pursuant to the Wisconsin Business Corporation Law and Article VI of the By-Laws of the Company, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses to the extent such officers or directors are successful on the merits or otherwise in connection with a proceeding, unless it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should also be noted that the Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

     The indemnification described above may be broad enough to cover liabilities under the Securities Act of 1933. The Company has purchased insurance permitted by the Wisconsin Business Corporation Law on behalf of its officers and directors which may cover liabilities under the Securities Act of 1933.

Item 16.    Exhibits.
            --------

     The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.      Exhibit
- -----------      -------

4.1 WPS Resources Corporation Restated Articles of Incorporation (Appendix B to Amendment No. 1 to the Registrant's Registration Statement on Form S-4, filed February 28, 1994 (Reg. No. 33-52199), is incorporated by reference herein).


4.2 WPS Resources Corporation By-Laws, as amended (incorporated by reference to Exhibit 3(ii) to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995 (File No. 1-11337) filed July 26, 1995).

4.3              Wisconsin Public Service Corporation Stock
                 Investment Plan (included on pages 3-13 of the Registration Statement).

  5              Opinion of Foley & Lardner.

24.1             Consent of Arthur Andersen LLP.

24.2             Consent of Foley & Lardner (contained in
                 Exhibit 5).

25 Powers of Attorney (contained on signature pages hereto).


Item 17.    Undertakings.
            ------------

     The undersigned registrant hereby undertakes:

     1. that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     2. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused such Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on this 22nd day of August, 1995.

                           WPS RESOURCES CORPORATION
                           (the "Company" or the "Registrant")


                           By:   /s/ Robert H. Knuth
                                --------------------------------------
                                Robert H. Knuth
                                Assistant Vice President and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on August 22, 1995, by the following persons in the capacities indicated. Each person whose signature appears below hereby appoints R. H. Knuth, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Name                             Capacity
     ----                             --------

/s/ Daniel A. Bollom                  President, Principal
- ------------------------------        Executive Officer and
Daniel A. Bollom                      Director


/s/ Patrick D. Schrickel              Principal Financial Officer
- ------------------------------
Patrick D. Schrickel


/s/ A. Dean Arganbright               Director
- ------------------------------
A. Dean Arganbright


/s/ Michael S. Ariens                 Director
- ------------------------------
Michael S. Ariens


/s/ Richard A. Bemis                  Director
- ------------------------------
Richard A. Bemis

     Name                             Capacity
     ----                             --------

/s/ Sister Lois Bush                  Director
- ------------------------------
Sister Lois Bush


/s/ Robert C. Gallagher               Director
- ------------------------------
Robert C. Gallagher


/s/ Kathryn Hasselblad-Pascale        Director
- ------------------------------
Kathryn Hasselblad-Pascale


/s/ James L. Kemerling                Director
- ------------------------------
James L. Kemerling


                                      Director
- ------------------------------
Linus M. Stoll

                                EXHIBIT INDEX
                                -------------




Exhibit No.                      Exhibit                      Page No.
- -----------                      -------                      --------

 4.1              WPS Resources Corporation Restated
                  Articles of Incorporation (Appendix
                  B to Amendment No. 1 to the
                  Registrant's Registration Statement
                  on Form S-4, filed February 28, 1994
                  (Reg. No. 33-52199), is incorporated
                  by reference herein).

 4.2              WPS Resources Corporation By-Laws,
                  as amended (incorporated by
                  reference to Exhibit 3(ii) to
                  Registrant's Quarterly Report on
                  Form 10-Q for the quarterly period
                  ended June 30, 1995 (File No.
                  1-11337) filed July 26, 1995).

 4.3              Wisconsin Public Service Corporation
                  Stock Investment Plan (included on
                  pages 3-13 of the Registration
                  Statement).

  5               Opinion of Foley & Lardner.                    16

24.1              Consent of Arthur Andersen LLP.                17

24.2              Consent of Foley & Lardner
                  (contained in Exhibit 5).

25                Powers of Attorney (contained on
                  signature pages hereto).